EXHIBIT 99.1
                                                               NEWS ANNOUNCEMENT
FOR IMMEDIATE RELEASE

CONTACTS:
Michael Doyle
Vice President and Chief Financial Officer
MDoyle@EasyLink.com
800-828-7115

                EASYLINK REPORTS FIRST QUARTER 2006 RESULTS; NET
           REVENUES OF $18.5 MILLION AND NET LOSS OF $ .01 PER SHARE

             Company forecasts Q2 over Q1 Revenue Growth of 3% to 5%

PISCATAWAY, N.J. - May 4, 2006. EasyLink Services Corporation (NASDAQ: EASY), a leading global provider of outsourced business process automation services that transform manual and paper-based business processes into efficient electronic ones, reported financial results for the first quarter ended March 31, 2006.

Revenues for the first quarter of 2006 were $18.5 million as compared to $18.5 million during the fourth quarter of 2005 and $20.4 million in the first quarter of 2005. Gross margin was 60% in the first quarter of 2006 as compared to 62% in both the fourth quarter and first quarter of 2005 Net loss was $376,000 or $.01 per share as compared to a net loss of $2.7 million or $.06 per share for the first quarter of 2005. The 2005 period includes $2.3 million of one time employee separation costs.

The Company further reported that it achieved earnings before interest, taxes, depreciation and amortization ("EBITDA") of $0.8 million in the first quarter of 2006, as compared to EBITDA during the first quarter of 2005 of $(1.1) million. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure, operating cash flows, is attached in addition to a reconciliation to net loss for all periods presented. The Company considers EBITDA to be a financial indicator of its operational strength, its ability to service debt and its capacity to make new investments in its services.

The Company's cash and cash equivalents balance at the end of the first quarter 2006 was $4.1 million as compared to $6.3 million as of December 31, 2005. The decline in cash includes principal payments on existing debt of $1.6 million as required by our amended Credit agreement with Wells Fargo Foothill. Subsequent to March 31, 2006 we raised $5.4 million in a new equity financing. $3 million of the proceeds were used to prepay a portion of our debt with Wells Fargo as required by the Credit Agreement which reduced our debt remaining with Wells Fargo to $5.8 million as of April 30, 2006. The balance of the proceeds totaling $2.4 million will be used for working capital purposes. For the quarter ended March 31, 2006, net cash from operating activities was approximately breakeven.

EASYLINK REPORTS FIRST QUARTER 2006 RESULTS                              PAGE 2


Thomas Murawski, Chairman, President and Chief Executive Officer of EasyLink, said, "The first quarter of 2006 was a strong quarter for us in several key areas including a 10.6% quarterly revenue increase in our Transaction Management Services. Total revenue was about even with last quarter; however, based on improved sales productivity we have sufficient momentum to enable us to forecast the second quarter of 2006 to be the first quarter with total revenue growth since we became EasyLink Services. This positive outcome is the result of the diligent execution of our strategy to re-architect our company around Transaction Management Services to put the company on a sustainable growth footing. Transaction Management Services represented 25% of total company revenue in the first quarter, up from 18% a year ago. We expect this percentage to increase to between 27% to 30% during the second quarter of 2006 driven by the growth in our Transaction Management Services which includes the anticipated closure of a software sale that would generate a one time fee rather than recurring revenue.

In summary, EasyLink has made a good start to 2006, and our revenue, implementation, retention and pipeline indicators are favorable for the second quarter as well, which should drive forecasted revenue growth. Looking beyond just the numbers, our team sees continual reaffirmation of our strategy on a daily basis with our existing customers and new prospects. While it's clear that EasyLink's corporate execution is improving, most recently through sales productivity gains and on a continuous basis through Six Sigma, it is also becoming increasingly apparent that the demand for our unique mix of outsourced business process automation services is on the increase. We see this through increased requests for proposal from Fortune 500 companies, activity and interest at trade events, inbound inquiries through our websites and telesales group, project opportunities arising from our existing customer base, and the number and quality of customer appointments our sales team has every week. It's an exciting time for all of us at EasyLink."


For the first quarter of 2006 in comparison to the fourth quarter of 2005 and the first quarter of 2005, revenues (in thousands) for the Company's services were as follows:

                                                                   %                           %
                                   1st Quarter   4th Quarter   Increase/    1st Quarter     Increase/
                                     2006          2005       (Decrease)       2005         (Decrease)
                                   ---------      -----------  ---------    -----------      ---------
Transaction Management Services    $   4,602      $     4,161     10.6%        $    3,702        24.3%

Transaction Delivery Services      $  13,859      $    14,349     (3.4%)       $   16,676       (16.9%)
                                   ---------      -----------   -------        ----------      -------
                                   $  18,461      $    18,510        --%       $   20,378        (9.4%)

EASYLINK REPORTS FIRST QUARTER 2006 RESULTS                              PAGE 3

BUSINESS OUTLOOK
The following statements are forward looking and actual results may differ materially due to factors noted at the end of this release, among others.

EasyLink expects the following performance for the second quarter of 2006:
o Second quarter revenues in the range of $19 to $19.5 million with TMS revenues in the range of $5.3 to $5.6 million and TDS revenues in the range of $13.7 to $13.9 million
o Net income per share for the second quarter is expected to be break even to $.01 per share

For the full year 2006 EasyLink's guidance remains unchanged:

o  Revenues are expected to be in the range of $75 to $80 million.

o  Net income per share is expected to be approximately breakeven.

QUARTERLY CONFERENCE CALL
EasyLink will host its quarterly conference call today at 10:30 a.m. EST. Listeners should call five minutes prior to the start of the call to 800/340-8363 and the reservation number is 5387941. The call will also be broadcast over the Internet. Online listeners should visit the investor relations' pages of the EasyLink Web site, www.EasyLink.com, or www.streetevents.com prior to the start of the call for login information. If you are unable to participate, the online archive of the broadcast will be available on the investor relation's pages of www.EasyLink.com within two hours of the live call through Tuesday, March 14th at 11:30 p.m. EST. You can also access the replay by calling 800/642-1687 and entering the reservation number 5387941.

ABOUT EASYLINK SERVICES CORPORATION
EasyLink Services Corporation (NASDAQ: EASY), headquartered in Piscataway, New Jersey, is a leading global provider of outsourced business process automation services that enable medium and large enterprises, including 60 of the Fortune 100, to improve productivity and competitiveness by transforming manual and paper-based business processes into efficient electronic business processes. EasyLink is integral to the movement of information, money, materials, products, and people in the global economy, dramatically improving the flow of data and documents for mission-critical business processes such as client communications via invoices, statements and confirmations, insurance claims, purchasing, shipping and payments. Driven by the discipline of Six Sigma Quality, EasyLink helps companies become more competitive by providing the most secure, efficient, reliable, and flexible means of conducting business electronically. For more information, please visit www.EasyLink.com.

EASYLINK REPORTS FIRST QUARTER 2006 RESULTS                              PAGE 4


This news release may contain statements of a forward-looking nature relating to future events or financial results of EasyLink Services Corporation. Investors are cautioned that such statements are only predictions and actual events or results may differ materially. In evaluating such statements, investors should specifically consider the various factors that could cause actual events or results to differ materially from those indicated from such forward-looking statements. These include: the need to raise additional capital; the ability to service our remaining indebtedness; the ability to continue as a going concern being dependent upon the ability to generate sufficient cash flow to meet our obligations on a timely basis, to obtain additional financing or refinancing as may be required, and to achieve and maintain profitable operations; significant leverage; the ability to attract additional customers or to expand services sold to existing customers; the ability to successfully implement our business strategy; the ability to commence service for new customers on a timely basis and to ramp usage by such customers in accordance with our expectations; significant competition; the risks inherent in integrating the EasyLink business; and the risk of being delisted from NASDAQ, including the risk that the Company may be unable to regain compliance with the $1 minimum bid price requirement on the Capital Market by the expiration of the additional 180 day grace period which would expire on August 21 , 2006 or may be unable to maintain compliance with all of the other continued listing requirements of the Capital Market. These and other risks and uncertainties are described in more detail in the Company's filings with the Securities and Exchange Commission.

EASYLINK REPORTS FIRST QUARTER 2006 RESULTS                              PAGE 5


                         EASYLINK SERVICES CORPORATION
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)


                                                          MAR. 31, 2006    DEC. 31, 2005
                                                           (UNAUDITED)
                                                         -------------    -------------
ASSETS
     Cash and cash equivalents                           $       4,090    $       6,282
     Accounts receivable, net                                   11,428           11,416
     Other current assets                                        2,551            2,653
                                                         -------------    -------------
        Total current assets                                    18,069           20,351

     Property and equipment, net                                 9,971           10,252
     Goodwill and other intangible assets, net                  12,075           12,477
     Other assets                                                  890              895
                                                         -------------    -------------
     TOTAL ASSETS                                        $      41,005    $      43,975
                                                         =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY
     Accounts payable                                    $       7,232    $       6,464
     Accrued expenses                                            8,799           10,432
     Loans and notes payable                                     9,000           10,550
     Other current liabilities                                   2,297            2,395
                                                         -------------    -------------
        Total current liabilities                               27,328           29,841

     Long term liabilities                                       1,668            1,753
                                                         -------------    -------------
     TOTAL LIABILITIES                                          28,996           31,594

     TOTAL STOCKHOLDERS' EQUITY                                 12,009           12,381
                                                         -------------    -------------
     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $      41,005    $      43,975
                                                         =============    =============

                 -Statements of operations and cash flow follow-

EASYLINK REPORTS FIRST QUARTER 2006 RESULTS                              PAGE 6


                         EASYLINK SERVICES CORPORATION
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                  (Unaudited)


                                                          THREE MONTHS ENDED
                                                             ENDED MARCH 31,
                                                     ------------------------------
                                                          2006              2005
                                                     ------------      ------------
Revenues                                             $    18,461      $     20,378

Cost of revenues                                           7,463             7,769
                                                     -----------       -----------

Gross profit                                              10,998            12,609

Operating expenses:
     Sales and marketing                                   4,555             5,129
     General and administrative                            4,954             5,600
     Product development                                   1,747             1,700
     Separation agreement costs                              ---             2,312
     Amortization of other intangibles                       359               517
                                                     -----------       -----------
              Total operating expenses                    11,615            15,258
                                                     -----------       -----------

Loss from operations                                        (617)           (2,649)

Other income (expense), net                                 (108)             (277)
                                                     ------------      ------------

Loss before income taxes                                    (725)           (2,926)

Credit for income taxes                                     (349)             (185)
                                                     ------------      ------------

NET LOSS                                             $      (376)      $    (2,741)
                                                     ============      ============


BASIC AND DILUTED NET LOSS PER SHARE                 $    (0.01)       $    (0.06)
                                                     ===========       ===========


Weighted average basic shares outstanding                 45,303            44,240
                                                     ===========       ===========

Weighted average diluted shares outstanding               45,303            44,240
                                                     ===========       ===========

EASYLINK REPORTS FIRST QUARTER 2006 RESULTS                              PAGE 7

                         EASYLINK SERVICES CORPORATION
           UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                  (Unaudited)

                                                                                     THREE MONTHS ENDED MARCH 31,
                                                                                     ---------------------------
                                                                                         2006            2005
                                                                                     -----------      ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                  $(376)        $(2,741)
Adjustments to reconcile net loss to net cash used in
  operating activities:
     Depreciation                                                                           727             948
     Amortization of intangible assets                                                      402             592
     Issuance of shares as matching contributions to employee
          benefit plans                                                                     108             123
    Separation agreement costs                                                               --           2,312
     Other                                                                                   26             136
Changes in operating assets and liabilities:
     Accounts receivable, net                                                               (10)           (765)
     Prepaid expenses and other assets                                                       92             586
     Accounts payable, accrued expenses and other liabilities                            (1,035)         (2,555)
                                                                                     -----------      ----------
NET CASH USED IN OPERATING ACTIVITIES                                                       (66)         (1,364)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment                                                        (395)         (1,675)
                                                                                     -----------      ----------
NET CASH USED IN INVESTING ACTIVITIES                                                      (395)         (1,675)
                                                                                     -----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds (repayment) of bank loan advances                                                 (950)            950
Principal payments of notes payable                                                        (600)         (2,025)
Other                                                                                        (4)            (56)
                                                                                     -----------      ----------
NET CASH USED IN FINANCING ACTIVITIES                                                    (1,554)         (1,131)
                                                                                     -----------      ----------

EFFECT OF FOREIGN EXCHANGE RATE CHANGES
 ON CASH AND CASH EQUIVALENTS                                                              (177)             26
                                                                                     -----------      ----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                                                (2,192)         (4,144)

Cash and cash equivalents at beginning of the period                                      6,282          12,216
                                                                                     -----------       --------

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD                                   $    4,090        $ 8,072
                                                                                     ===========       ========

EASYLINK REPORTS FIRST QUARTER 2006 RESULTS                              PAGE 8

                         EASYLINK SERVICES CORPORATION
            RECONCILIATION OF NON GAAP FINANCIAL INFORMATION TO GAAP
                                 (in thousands)


                                                             THREE MONTHS ENDED MAR 31,
                                                             --------------------------
                                                                 2006             2005
                                                             ----------        --------
Net income                                                       $(376)        $ (2,741)
Add:
Depreciation                                                       727             948
Amortization of intangible assets                                  402             592
Interest expense, net                                              358             298
Income taxes (credits)                                            (349)           (185)
                                                             ----------        --------

EBITDA                                                             762          (1,088)

Interest expense, net                                             (358)           (298)
Income taxes (credits)                                             349             185

Add (subtract):
       Other non-cash items                                        135             259
       Changes in operating assets and liabilities                (954)           (422)
                                                             ----------        --------
Net cash used in operations                                  $     (66)        $(1,364)
                                                             =========         ========